SCHEDULE 6.01
TO THE CREDIT AGREEMENT

EXISTING INDEBTEDNESS

•	Unsecured $10,000,000 line of credit with JPMorgan Chase.

•	SunTrust Bank, $5,000,000 Term Loan to Invision Automotive Systems Inc. from February 1, 2010 through January 31, 2011, guaranteed by Audiovox Corporation